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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 002-69243-99, 033-01526, 033-28020, 033-77865) and
Forms S-3/A (Nos. 333-88620, 333-72220, 333-69764) of EDO Corporation of our
report dated April 5, 2002 relating to the consolidated financial statements of Condor Systems, Incorporated, which appears in this Current Report on Form 8-K/A of EDO Corporation dated October 9, 2002.


/s/PricewaterhouseCoopers LLP
San Jose, California
October 9, 2002